Exhibit 15.1
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (Number 333-164694) of Eksportfinans ASA of our report dated March 26, 2010 relating to the financial statements, which appears in this Form 20-F.
/s/ PricewaterhouseCoopers AS
March 26, 2010
Oslo, Norway